Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of April 14, 2021 (the “Effective Date”) by and among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of Borrower party to this Agreement (collectively, the “Guarantors”), the Lenders party to this Agreement constituting the Required Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Secured Parties (in such capacity, “Administrative Agent”), a Swing Line Lender and an L/C Issuer.

RECITALS

A.          The Borrower and the Secured Parties are party to one or more of the Loan Documents, including without limitation the Credit Agreement (as such term is defined in Section 1.2 of this Agreement), pursuant to which the Lenders agreed to advance loans, issue or participate in letters of credit, and make other financial accommodations for the benefit of the Borrower;

B.          To secure all of the indebtedness, obligations and liabilities arising under the Credit Agreement and the other Loan Documents, Borrower and each of the Guarantors executed and delivered a Security Agreement, granting to the Administrative Agent a security interest in, and lien on, the Collateral (as such term is defined in Section 1.2 of this Agreement) for the benefit of the Secured Parties.

C.          As of the Effective Date, the Specified Events of Default (as such term is defined in Section 1.2 of this Agreement) have occurred and are continuing, or in one case are anticipated to occur on April 16, 2021.

D.          The Borrower has requested that the Secured Parties temporarily forbear from exercising certain rights and remedies under the Credit Agreement, the Security Agreement, and the other Loan Documents and applicable law, as a result of the occurrence and continuance of the Specified Events of Defaults.

E.          The Required Lenders have agreed to temporarily forbear from exercising certain rights and remedies subject to the Borrower’s and the Guarantors’ compliance with the terms and conditions set forth in this Agreement and their continued compliance with the terms and conditions set forth in the other Loan Documents (except as otherwise expressly set forth herein).

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

1.              DEFINITIONS AND INTERPRETATIONS.

1.1            Definitions and Interpretations. As used in this Agreement, each of the terms defined in the introductory paragraph above and the Recitals above have the meanings assigned to such terms therein. Capitalized terms used in this Agreement, but not otherwise defined in this Agreement, have the meanings assigned to such terms in the Credit Agreement.

1.2           Additional Definitions. For the purposes of this Agreement, the following terms have the following meanings:

(a)          “Credit Agreement” means that certain ABL Credit Agreement, dated October 2, 2018, entered into by and among the Borrower, the Lenders, and the Administrative Agent and the other parties from time to time party thereto, as the same has been or may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

(b)          “Event of Default” means the occurrence of any “Event of Default”, as such term is defined in the Credit Agreement.

(c)          “Forbearance Period” means the period commencing on the Effective Date and ending on the Forbearance Termination Date.

(d)          “Forbearance Termination Date” means the earlier to occur of (i) 5:00 p.m., Central Daylight Savings Time, on April 28, 2021, and (ii) the date that any Termination Event occurs for any reason.

(e)          “Specified Event of Default” means each Event of Default occurring prior to or after the Effective Date described on Exhibit A attached hereto.

(f)          “Termination Event” has the meaning given to such term in Section 3.3 of this Agreement.

2.             Acknowledgments and Agreements. Each of the Borrower and the Guarantors hereby acknowledges and agrees that:

2.1           Accuracy of Recitals. The Recitals above are true and correct as of the Effective Date.

2.2           Obligations. As of the Effective Date:

(a)          The undrawn face amount of all Letters of Credit issued pursuant to the Loan Documents is $36,050,000;

(b)          All amounts described in this Section 2.2 of this Agreement are true and correct, constitute Obligations, have been duly advanced to or for the benefit of, or otherwise incurred by, the Loan Parties in accordance with the Loan Documents;

(c)          Each Loan Party hereby ratifies and reaffirms the Obligations and its joint and several liability with respect thereto; and

(d)          All Obligations, including all fees, costs and expenses in connection with the Loan Documents are payable in accordance with the applicable terms and conditions set forth in the Loan Documents (as amended, restated, amended and restated, supplemented, or otherwise modified by this Agreement), and each Loan Party hereby waives any defense, offset, counterclaim, or recoupment, with respect thereto.

2.3           Specified Events of Default. The Specified Events of Default have occurred and are continuing or (as to item 1 on Exhibit A) are anticipated to occur on April 16, 2021. For the avoidance of doubt, this Section 2.3 constitutes notice of the Specified Events of Default for purposes of Section 6.03(a) of the Credit Agreement.

2.4           No Waiver of Defaults. Neither this Agreement, nor any actions taken or omissions made in connection with this Agreement or other the Loan Documents, including any Secured Party’s continued advances of loans or other extensions of credit to the Borrower, are or should be construed as a waiver of any Specified Event of Default or consent to any actions or omissions on the part of any Loan Party giving rise to any Specified Event of Default or any other existing or future defaults under any of the Loan Documents, as to which each and all of the Secured Parties’ rights, remedies, or privileges are hereby reserved.

2.5           Right to Exercise Remedies. But for the temporary forbearance set forth in this Agreement, the Secured Parties are authorized to exercise any or all of the rights and remedies available pursuant to the Loan Documents, at law, or in equity, and neither the Administrative Agent nor any Secured Party has waived any of such rights or remedies.

2.6           Loan Documents. Each of the Loan Documents remains unchanged (except as amended, supplemented, or otherwise modified pursuant to this Agreement), in full force and effect and continues to govern and control the relationship between or among the parties thereto, except to the extent they are inconsistent with, superseded, or expressly modified pursuant to this Agreement. This Agreement is one of the “Loan Documents” under the Credit Agreement. The Secured Parties require and will require strict performance by each Loan Party of all of its respective and joint and several obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default), as amended, supplemented, or otherwise modified by this Agreement.

2.7           Collateral. The Administrative Agent, for the benefit of the Secured Parties, has valid, enforceable and perfected first priority security interests in and liens on the Collateral, subject only to Liens permitted under Section 7.01 of the Credit Agreement, with respect to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever and all such security interests in and liens on the Collateral are and will remain in full force and effect and are and will be binding on the Loan Parties and the Collateral, and are enforceable in accordance with the terms of the Loan Documents and applicable law.

2.8           No Lending Obligation. As a result of the occurrence and continuance of the Specified Events of Default, the Borrower shall not request any Borrowing or the issuance of any new Letter of Credit, and any and all obligations of any Secured Party to make loans, issue Letters of Credit, or otherwise extend credit to the Borrower pursuant to the Loan Documents have been suspended. Unless and until the Specified Events of Default are waived in writing in accordance with the Loan Documents by the Required Lenders, no Secured Party has any obligation to make loans, issue Letters of Credit, or otherwise extend credit to the Borrower pursuant to the Loan Documents, and any such loans, Letters of Credit, or other extensions of credit, if any, that may be made or given will be made or given in such Secured Party’s sole discretion. Any such loans, Letters of Credit, or other extensions of credit, if any, that any Secured Party may elect in its sole discretion to make, including without limitation any Overadvance, will constitute Obligations, will be secured by the liens and security interests granted in the Loan Documents, and will otherwise be subject to all the benefits, rights, protections, and liens granted in the Credit Agreement and the other Loan Documents. The L/C Issuers shall not give any notice of non-renewal of any Letter of Credit during the Forbearance Period.

2.9           Default Notice. To the extent required by the Credit Agreement or applicable law, each Loan Party has received timely and proper notice of the Specified Events of Default and, to the extent provided for in the Credit Agreement, the opportunity to cure, in accordance with the Credit Agreement, and hereby waives any rights to receive further notice thereof.

2.10          Preservation of Rights and Remedies. Upon the termination of the Forbearance Period for any reason on the Forbearance Termination Date, all of the Secured Parties’ rights and remedies pursuant to this Agreement, the other Loan Documents, and at law and in equity, will be available without restriction or modification, as if the temporary forbearance set forth in Section 3.1 of this Agreement had not occurred. Nothing in this Agreement and no past or future discussions with any Secured Party has or will (a) establish a custom or course of dealing with respect to any of the Loan Documents, (b) constitute a waiver or relinquishment of any Default or Event of Default (including without limitation each Specified Event of Default) or consent to any action or omission by any Loan Party required by any Loan Document (whether similar or dissimilar to any Specified Event of Default), (c) constitute a waiver or relinquishment of any of the agreements, terms or conditions contained in any of the Loan Documents, (d) constitute a waiver or relinquishment of any rights or remedies of any Secured Party with pursuant to this Agreement, the other Loan Documents, at law, or in equity, or (e) constitute a waiver or relinquishment of the rights of any Secured Party to collect or receive the full amounts owing to it under the Loan Documents, including without limitation all Obligations and the amounts agreed to be paid by the Loan Parties pursuant to Sections 5.2 and 5.3 of this Agreement.

2.11          No Control. No act committed or action taken or omitted by any Secured Party under this Agreement or any other Loan Document will be used, construed, or deemed to hold any Secured Party to be in control of any Loan Party, or the governance, management or operations of any Loan Party for any purpose, without limitation, or to be participating in the management of any Loan Party or acting as a “responsible person” or “owner or operator” or a person in “control” with respect to the governance, management or operation of any Loan Party or their respective businesses (as such terms, or any similar terms, are used in the Bankruptcy Code of the United States of America, any other liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions, the Internal Revenue Code of 1986 of the United States of America, or the Comprehensive Environmental Response, Compensation, and Liability Act, each as may be amended from time to time and together with the rules and regulations promulgated thereunder, or any other federal or state statute, at law, in equity, or otherwise) by virtue of the interests, rights, and remedies granted to or conferred upon any Secured Party pursuant to this Agreement or any other Loan Document.

2.12          Fair and Reasonable Consideration. Each of the Loan Parties hereby acknowledges, confirms, and agrees that the consideration the Loan Parties received from the Secured Parties under this Agreement, including the granting of the forbearance and any fees or other payments received or to be received in connection herewith, was negotiated at arm’s-length, constitutes fair and reasonable value in exchange for the execution and delivery of, and performance of the Loan Parties’ obligations under, this Agreement and that such consideration provided by the Secured Parties hereunder has or will provide substantial benefit to the Loan Parties. Each of the Loan Parties hereby further acknowledges, confirms, and agrees that the consideration that the Loan Parties and the Secured Parties will receive in accordance with this Agreement constitutes both reasonably equivalent and a contemporaneous exchange for new value, and hereby confirms, acknowledges, and agrees that the Required Lenders are entering into this Agreement in reliance upon the foregoing.

3.             Forbearance Terms.

3.1           Forbearance. Subject to the terms and conditions set forth in this Agreement and the fulfillment or waiver of each of the conditions precedent set forth in Section 5 of this Agreement on or prior to the Effective Date, the Secured Parties hereby agree to temporarily forbear from making demand for payment in full of the Obligations and exercising other rights and remedies against the Loan Parties pursuant to the Loan Documents, at law, or in equity (other than as set forth in Section 3.2 of this Agreement) during the Forbearance Period.

3.2           Exceptions to Agreement to Forbear. Notwithstanding the agreement to forbear set forth in Section 3.1 of this Agreement, no Secured Party is or will by virtue of this Agreement be required to forbear from (i) exercising rights granted pursuant to Section 2.17 of the Credit Agreement to make Protective Advances, including any payments considered necessary or reasonable to protect its security interests in and liens on the Collateral, to pay, purchase, contest, or compromise any security interest, lien, or other encumbrance that in the Administrative Agent’s determination appears to conflict with the priority of the Administrative Agent’s security interests in and liens on the Collateral, and to pay all reasonable expenses incurred in connection therewith and to charge any such amounts to the Borrower, (ii) obtaining control over any Loan Party’s Deposit Account, Securities Account or Commodity Account pursuant to the Security Agreement, or (iii) making any payment at its sole option (although neither Administrative Agent nor any Secured Party is or will deemed to be under any obligation to make any such payment) to be made by any Loan Party pursuant to this Agreement, the Credit Agreement, or any other Loan Document (including without limitation covenants herein contained requiring current payment of vendors, landlords and other third-parties) for the account of any Loan Party, and making immediate demand upon the Borrower for reimbursement of any amounts so paid in accordance with the Loan Documents, together with interest in respect thereof as provided in the Credit Agreement. Further, without limiting the agreements to forbear set forth in Section 3.1 of this Agreement provided for the benefit of the Loan Parties, nothing in this Agreement limits the enforceability of any terms or conditions set forth in this Agreement or any other Loan Documents by any Secured Party against any other Secured Party.

3.3           Termination of Forbearance Period. The Secured Parties’ agreement to forbear set forth in Section 3.1 of this Agreement will immediately and automatically cease, without notice or further action by any Person, on the Forbearance Termination Date. On and after the Forbearance Termination Date, each Secured Party may, in its sole discretion, exercise any and all rights and remedies available to it under the Loan Documents, applicable law, or in equity, and each and all Secured Parties may require, at their option, strict compliance with the Loan Documents. Each Secured Party may set off or apply to the payment of any or all of the Obligations any deposit balances, any or all of the Collateral or proceeds thereof, or other money now or hereafter owed to any Loan Party by such Secured Party, in each case, in accordance with the terms of the Credit Agreement.

3.4           Termination Events. The occurrence of one or more of the following constitutes a “Termination Event” under this Agreement:

(a)          the Borrower or any Guarantor fails to abide by or observe any term, condition, covenant or other provision contained in this Agreement or any document related to or executed in connection with this Agreement, without notice or opportunity to cure whatsoever; or

(b)          an Event of Default (other than the Specified Events of Defaults) occurs under the Credit Agreement; or

(c)          the Borrower or any Guarantor (i) commences or has commenced against it any case, proceeding or other action under any existing or future requirement of law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (1) to have an order for relief entered with respect to it, (2) to adjudicate it as bankrupt or insolvent, (3) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (4) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) makes a general assignment for the benefit of its creditors; or

(d)          any representation or warranty of the Borrower or any Guarantor made in this Agreement or in connection herewith shall be false, misleading or incorrect in any material respect; provided, that, for the avoidance of doubt, the Loan Parties shall not be required to make any representation under Section 5.18 of the Credit Agreement in connection with this Agreement; or

(e)          any event or condition occurs after the Effective Date which, in the reasonable opinion of the Administrative Agent, shall have a Material Adverse Effect and upon one Business Day’s prior notice to the Borrower.

4.             Covenants. In order to induce each Secured Party to temporarily forbear from the exercise of certain rights and remedies as set forth in Section 3.1 of this Agreement, each Loan Party hereby covenants and agrees at all times during the Forbearance Period as follows, unless the Required Lenders otherwise consent in writing:

4.1           Compliance with Loan Documents. The Borrower will continue to perform and observe all covenants, terms and conditions and other obligations contained in this Agreement and all of the Loan Documents, as amended, supplemented, or otherwise modified by this Agreement.

4.2           Perfection of Lender’s Liens. Each Loan Party will execute and deliver to the Administrative Agent such documents and take or refrain from taking such actions as the Administrative Agent deems necessary or advisable to perfect or protect any Secured Party’s security interests in or liens on the Collateral. The Loan Parties will execute and deliver to the Administrative Agent such documents and take, or refrain from taking, such actions as the Administrative Agent deems necessary or advisable to perfect or protect any Secured Party’s security interests in the Collateral.

4.3           Payments on Bridge Note and Second Lien Note. The Borrower will not make any cash payments with respect to the Bridge Note or the Second Lien Note.

4.4           Additional Reports and Other Financial Information. The Borrower will deliver, concurrently with its weekly Borrowing Base Certificate, a detailed accounts payable aging report. In addition, the Borrower will, and will cause each of its Subsidiaries to, promptly provide to the Administrative Agent and its advisors such other financial information as the Administrative Agent may reasonably request.

4.5           Cooperation. The Borrower will, and will cause each of its Subsidiaries to:

(a)          provide the Administrative Agent and its advisors reasonable access to or copies of any and all books and records relating to the Collateral; and

(b)          provide the Administrative Agent and its advisors access to such of their respective properties, wherever located, upon reasonable prior notice under the circumstances at such time (but in any event within three Business Days of such request), for the purposes of verifying, organizing, aggregating or appraising the Collateral or other purposes incidental to the rights and remedies of the Secured Parties pursuant to this Agreement or the other Loan Documents, at law, or in equity.

4.6           Cash Collateral Account. The Borrower will not be permitted to make any withdrawals from the cash collateral account holding Eligible Pledged Collateral that is included in the Borrowing Base without the consent of the Administrative Agent, other than $2,000,000 to be released on the Effective Date.

4.7           Notice of Liens. Upon the Borrower obtaining knowledge thereof, the Borrower will give prompt notice to the Administrative Agent of the filing of any Lien against any Loan Party’s assets or any of its customers’ assets by any trade creditor.

4.8           Restructuring Term Sheet. The Borrower will deliver to the Administrative Agent a term sheet reflecting the proposed terms of a restructuring of the Senior Notes, the Bridge Note and the Second Lien Note on or prior to April 28, 2021.

4.9           Potential Sales of Assets. The Borrower will promptly provide the Administrative Agent and its advisors with copies of any restructuring proposals, letters of intent or offers to purchase all or a material portion of the assets of any of the Loan Parties or the stock of any subsidiaries, and letters of intent or commitments for any capital investment, loan or other financing in or to the Borrower or any of the other Loan Parties.

4.10         Perfection Certificate. The Borrower shall deliver an updated perfection certificate with respect to the Collateral, in form and substance reasonably satisfactory to Agent, on or prior to April 23, 2021.

4.11         Weekly Calls. The Borrower and its advisors will continue to conduct weekly update calls with the Administrative Agent and its advisors at reasonable times to be mutually agreed.

4.12         Payment of Fees. The Borrower will pay the invoiced fees and expenses of the Administrative Agent’s legal counsel and financial advisor promptly upon receipt of an invoice and no less frequently than on a weekly basis.

5.             Conditions Precedent. This Agreement will not become effective on the Effective Date unless and until each of the following conditions has been satisfied in the Administrative Agent’s sole discretion, unless waived in writing by the Administrative Agent:

5.1           Delivery of Certain Documents. The Loan Parties shall have delivered or caused to be delivered the following documents and information, in each case in form and substance acceptable to the Administrative Agent:

(a)          this Agreement, duly executed and delivered by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(b)          evidence, certified by a Responsible Officer of each Loan Party and in form and substance satisfactory to the Administrative Agent, of each Loan Party’s existence, good standing, and authority to enter into this Agreement and the transactions contemplated herein;

(c)          payment of all letter of credit, L/C Issuer and commitment fees due and payable to the Administrative Agent, the L/C Issuers and the Lenders; and

(d)          the Borrower’s delivery of a detailed daily cash flow forecast dated as of April 13, 2021.

5.2           Forbearance Fee. The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Secured Parties executing this Agreement, a forbearance fee in the aggregate amount of up to $100,000, which fee is fully earned and non-refundable for any reason (including early termination of the Forbearance Period), and due and payable in full in immediately available funds on the Effective Date; and

5.3           Professional Fees and Other Expenses. The Borrower shall have paid all costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, administration or enforcement of this Agreement and any other Loan Documents, and all other matters related or incidental thereto, including, without limitation, all invoiced fees and out-of-pocket expenses of Haynes and Boone, LLP, as counsel for the Administrative Agent, and the invoiced fees and expenses of FTI Consulting, Inc., as financial advisor to the Administrative Agent. The Borrower’s obligation to reimburse Lender for the foregoing costs, expenses and fees shall survive execution, delivery, and termination of this Agreement and the other Loan Documents, termination of the Forbearance Period, and payment of the Obligations.

6.              Representations and Warranties. Each Loan Party hereby represents and warrants to each of the Secured Parties as follows:

6.1           General. All representations and warranties in this Agreement or any other Loan Document (other than Section 5.18 of the Credit Agreement and any representation or warranty exclusively with respect to the Specified Events of Default that no Default or Event of Default has occurred and is continuing) are true and correct in all material respects as of the Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date.

6.2           Authorization. The execution, delivery and performance of this Agreement by each Loan Party are within its corporate, partnership or limited liability company power, as applicable, and have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable.

6.3           Enforceability. This Agreement constitutes a valid and legally binding agreement enforceable against each Loan Party party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and to general principles of equity.

6.4           No Violation. The execution, delivery and performance of this Agreement do not and will not (a) violate any law, regulation or court order to which any Loan Party is subject; (b) conflict with any Loan Party’s organizational documents; or (c) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Loan Party or any of its subsidiaries, whether now owned or hereafter acquired in favor of any party other than the Secured Parties pursuant to the Loan Documents.

6.5           Accuracy of Information. All information provided by or on behalf of each Loan Party in connection with this Agreement is true, correct, and complete, in all material respects, as of the date provided and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

6.6           Advice of Counsel. Each Loan Party has freely and voluntarily entered into this Agreement. Each Loan Party had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, it has reviewed this Agreement, and it fully understand the effects hereof and all terms and provisions contained herein, and execution of this Agreement has not been made or induced by any fraud, duress or undue influence exercised by any Secured Party or any other Person.

6.7           Survival. Except as provided otherwise in this Agreement, all representations and warranties made in this Agreement and the other Loan Documents will survive the execution and delivery of this Agreement, and no investigation by any Secured Party or any closing of the transactions contemplated by this Agreement will affect the representations and warranties or the right of any Secured Party to rely upon any such representation or warranty.

7.             RELEASE OF CLAIMS AND WAIVER OF DEFENSES. IN FURTHER CONSIDERATION OF ADMINISTRATIVE AGENT’S AND THE SECURED PARTIES’ EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS HEREBY FOREVER, FULLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ADMINISTRATIVE AGENT, SECURED PARTIES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DEFENSES, COUNTERCLAIMS, SETOFFS, OF ANY KIND, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION BY ADMINISTRATIVE AGENT, ANY SECURED PARTY OR ANY OTHER RELEASEE WITH RESPECT TO THE LOAN DOCUMENTS AND ANY COLLATERAL, IN EACH OF THE FOREGOING CASES OCCURRING ON OR BEFORE THE DATE OF THIS AGREEMENT.

8.             Miscellaneous.

8.1           Notices. Any notices with respect to this Agreement shall be given in the manner provided for in Section 10.02 of the Credit Agreement.

8.2           Integration; Modification of Agreement; Controlling Agreement. This Agreement and the Loan Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Agreement may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter hereof. The terms and provisions set forth in this Agreement control and supersede all inconsistent terms and provisions set forth in any other Loan Documents.

8.3           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.4           Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, no Loan Party may assign any rights or delegate any obligations arising pursuant to this Agreement without the prior written consent of all Secured Parties and any prohibited assignment is and will be deemed to be absolutely null and void. Any Secured Party may assign its rights and interests in this Agreement and the other Loan Documents in accordance with the provisions of the Loan Documents applicable thereto.

8.5           Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.6           No Waiver. No failure to exercise and no delay in exercising, on the part of any Secured Party any right, remedy, power or privilege pursuant to this Agreement or any other Loan Document will be deemed to operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege pursuant to this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Further, each Secured Party’s acceptance of payment on account of all or any portion of the Obligations or other performance by any Loan Party after the occurrence of an Event of Default (including without limitation any Specified Event of Default) will not be construed as a waiver of such Event of Default, any other Event of Default, or any of Lender’s right, remedy, power or privilege available to any Secured Party.

8.7           Cumulative Rights. The rights, remedies, powers and privileges provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity.

8.8           Consent to Jurisdiction; Venue; Service of Process; Waiver of Jury Trial. Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

8.9           Reimbursement of Costs and Expenses. Each Loan Party hereby reaffirms its agreement under the applicable Loan Documents to pay or reimburse the Secured Parties for costs and expenses incurred by the Secured Parties as provided therein.

8.10         Headings. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.11         Counterparts; Electronic Execution. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BORROWER:

BASIC ENERGY SERVICES, INC.,
a Delaware corporation

By:	/s/ Keith L. Schilling
Name: Keith L. Schilling
Title: President and Chief Executive Officer

Signature Page to

Forbearance Agreement

GUARANTORS:

Basic Energy Services GP, LLC
Basic Energy Services LP, LLC
Basic ESA, Inc.
SCH Disposal, L.L.C.
Taylor Industries, LLC
AGUA LIBRE HOLDCO LLC
AGUA LIBRE ASSET CO LLC
AGUA LIBRE MIDSTREAM LLC
C&J Well Services, Inc.
KVS Transportation, Inc.
INDIGO INJECTION #3, LLC

By:	/s/ Keith L. Schilling
Name: Keith L. Schilling
Title: President and Chief Executive Officer

Basic Energy Services, L.P.

By: Basic Energy Services GP, LLC,
its General Partner

By:	/s/ Keith L. Schilling
Name: Keith L. Schilling
Title: President and Chief Executive Officer

Signature Page to

Forbearance Agreement

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Tanner J. Pump
Name: Tanner J. Pump
Title: Senior Vice President

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Forbearance Agreement

UBS AG, STAMFORD BRANCH, as a Lender and a L/C Issuer

By:	/s/ Anthony Joseph
Name:	Anthony Joseph
Title:	Associate Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Director

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Forbearance Agreement

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dan Clubb
Name:	Dan Clubb
Title:	SVP

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Forbearance Agreement

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Richard Holston
Name:	Richard Holston
Title:	Vice President

By:	/s/ Mark Schafer
Name:	Mark Schafer
Title:	Vice President

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Forbearance Agreement

EXHIBIT A

Specified Events of Default

1.          The Borrower’s failure to make its interest payment in the amount of $16,335,000 when due with respect to the Senior Notes as of April 15, 2021, resulting in an Event of Default pursuant to Section 8.01(e) of the Credit Agreement;

2.          The Borrower’s failure to pay Letter of Credit Fees due on April 1, 2021 or within three days thereafter, resulting in an Event of Default pursuant to Section 8.01(a) of the Credit Agreement; and

3.          The Borrower’s failure to deliver the notice of the Event of Default specified in item 2 above, as required by Section 6.03(a) of the Credit Agreement, resulting in an Event of Default pursuant to Section 8.01(b) of the Credit Agreement.

Exhibit A